Exhibit 15.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-164035) and Form S-8 (No. 33-25782, No. 33-78196, No. 333-05440, No. 333-06542, No. 333-08404, No. 333-09342, No. 333-11124, No. 333-12692, No. 333-127979 and No. 333-154394) of Orbotech Ltd. of our report dated March 26, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel Aviv, Israel	Kesselman & Kesselman
March 26, 2010	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.